Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

General Mills, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-75808, 333-102675, and 333-116779) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-95574, 33-27628, 33-32059, 33-50337, 33-62729, 333-13089, 333-32509, 333-65311, 333-65313, 333-90010, 333-90012, 333-102695, 333-109050 and 333-131195) on Form S-8 of General Mills, Inc. of our reports dated July 27, 2006, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 28, 2006 and May 29, 2005 and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, cash flows, and the financial statement schedule for each of the fiscal years in the three-year period ended May 28, 2006 and the effectiveness of internal control over financial reporting as of May 28, 2006 which reports are included in the May 28, 2006 annual report on Form 10-K of General Mills, Inc.

/s/   KPMG LLP

Minneapolis, Minnesota

July 27, 2006